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                                                                   EXHIBIT 10.09



                                 July 31, 1997



Mr. William D. Feniger
Meridian National Corporation
805 Chicago Street
Toledo, OH 43611

Dear Mr. Feniger:

The following sets forth our mutual understanding respecting your employment with the undersigned, Meridian National Corporation (herein referred to as "Employer"), and when this letter is signed by you the same shall constitute an Employment Agreement between Employer and you. For purposes of this Agreement, you are herein referred to in the third person as "Employee". The terms of said Employment Agreement are as follows:

1.   Employment.
     ----------

     (a) During the term of this Employment Agreement, or any extension or renewal hereof (for purposes hereof, all references herein to the term of this Employment Agreement shall be deemed to include references to the period of extension or renewal hereof, if any), Employee will, except as described below, devote his full time and best efforts to his employment and perform diligently such duties as are or may be from time to time required by the Board of Directors of Employer (the "Board"), which duties shall be consistent with his position as set forth in paragraph 2 hereof. Employee, however, will be entitled to devote reasonable amounts of time in furtherance of his personal investments so long as it does not interfere with his discharging his duties to Employer.

     (b) Employee shall not, without the prior written consent of the Board, directly or indirectly, during the term of this Employment Agreement, other than in the performance of duties naturally inherent in the business of Employer or any subsidiary of Employer
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Mr. William D. Feniger
July 31, 1997
Page 2


     and in furtherance thereof, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise. For purposes of this Employment Agreement, all references herein to subsidiaries of Employer shall be deemed to include references to subsidiaries now or hereafter existing.

     (c) Nothing in this paragraph will be construed to prohibit Employee from serving on civic, religious or charitable boards, committees or commissions, or on boards of directors of for-profit corporations so long as such corporations are not directly or indirectly engaged in any business that is competitive with any business of Employer or its subsidiaries.


2.   Term and Positions.
     ------------------

     (a) Subject to the provisions for termination as hereinafter provided, the term of this Employment Agreement shall be deemed to begin on the date this Employment Agreement is executed, and shall continue for a term of five (5) years from such date; thereafter, this Employment Agreement shall be automatically renewed for an additional 12 months upon each anniversary date hereof.

     (b) Employee shall serve as Chairman of the Board of Directors and Chief Executive Officer of Employer and in such similar positions with any subsidiary of Employer as shall, from time to time, be assigned by the Board.


3.   Compensation.
     ------------

     (a) For all services he may render to Employer and any subsidiary of Employer during the term of this Employment Agreement, Employee shall receive such annual salary as may be determined by the Board, but in no event may the annual salary be reduced from that in effect for the remainder of the current fiscal year, to wit: an annual salary of Two Hundred Forty Thousand Dollars ($240,000.00), and in no event is the annual salary to be less than Two Hundred Forty Thousand Dollars ($240,000.00).
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Mr. William D. Feniger
July 31, 1997
Page 3


     (b) During the term of this Employment Agreement, Employee shall be entitled to such vacation privileges, medical and life insurance and retirement plan benefits and such other similar employer privileges and benefits as are afforded generally from time to time to other executives of Employer.


4.   Additional Compensation.
     -----------------------

     In addition to his salary as above stated, Employee shall be entitled to receive such bonuses and other compensation, if any, as may be awarded from time to time by the Board.


5.   Termination and Further Compensation.
     ------------------------------------

     (a) The employment of Employee under this Employment Agreement, and the term hereof, may be terminated by Employer for cause at any time. For purposes hereof the term "cause" means:

         (i) Employee's fraud, dishonesty, willful misconduct, or gross negligence in the performance of his duties hereunder; or

         (ii) Employee's material breach of any provision of this Employment Agreement.

     Any termination by reason of the foregoing shall not be in limitation of any other right or remedy Employer may have under this Employment Agreement or otherwise.

     (b) In the event of termination of this Employment Agreement by Employer pursuant to this paragraph 5, Employee shall be entitled to no further salary, additional compensation or other benefits under this Employment Agreement.
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Mr. William D. Feniger
July 31, 1997
Page 4


6.   Voluntary Termination by Either Party.
     -------------------------------------

     Effective as of each anniversary date hereof, commencing July 31, 2002, this Employment Agreement may be terminated by either party upon not less than 120 days' prior written notice. Termination by Employer shall be upon resolution by its Board of Directors.


7.   Reimbursement.
     -------------

     Employer shall reimburse Employee (or provide him with an expense allowance) for travel, entertainment and other expenses reasonably and necessarily incurred by Employee in the promotion of Employer's business.


8.   Covenants and Confidential Information.
     --------------------------------------

     (a) Employee agrees that in the event his employment under this Employment Agreement is voluntarily terminated by Employee or is terminated by Employer for cause (as defined in paragraph 5), then during the term of this Employment Agreement and for a period of two (2) years thereafter (and, as to clause (iii) of this subparagraph (a), at any time after the term of this Employment Agreement) he will not, directly or indirectly, do or suffer any of the following without the prior written consent of the
     Board:

         (i) Own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association, or other business entity, or otherwise engage in any business serving customers in any of the same territory or territories in which any customers of Employer or any of Employer's subsidiaries are served, which is engaged in any manner in, or otherwise competes with, the business of Employer or any of Employer's subsidiaries (as conducted on the date Employee
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Mr. William D. Feniger
July 31, 1997
Page 5


          ceases to be employed by Employer in any capacity, including as a consultant); provided, however, that the ownership of not more than one percent (5%) of the stock of an publicly traded corporation shall not be deemed a violation of this covenant;

          (ii) Induce any person who is an employee, officer or agent of Employer or any of Employer's subsidiaries to terminate said relationship; and

     (b) Employee agrees that at any time during or after the term of this Employment Agreement he will not disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of, Employer or any of Employer's subsidiaries, the customer lists, manufacturing methods, product research or engineering data or other trade secrets of Employer or any of Employer's subsidiaries, it being acknowledged by Employee that all such information regarding the business of Employer and Employer's subsidiaries compiled or obtained by, or furnished to, Employee while Employee shall have been employed by or associated with Employer is confidential information and Employer's exclusive property.

     (c) Employee expressly agrees and understands that the remedy at law for any breach by him of this paragraph 8 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of Employee's violation of any legally enforceable provision of this paragraph 8, Employer shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this paragraph 8 shall be deemed to limit Employer's remedies at law or in equity for any breach by Employee of any of the provisions of this paragraph 8 which may be pursued or availed of by Employer.
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Mr. William D. Feniger
July 31, 1997
Page 6


     (d) In the event Employee shall violate any legal enforceable provision of this paragraph 8 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities, as set forth in such provision, then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

     (e) Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon Employer under this paragraph 8, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to Employer, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's sole means of support, are fully required to protect the legitimate interests of Employer and do not confer a benefit upon Employer disproportionate to the detriment to Employee.


9.   Severable Provisions.
     --------------------

     The provisions of this Employment Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction shall, nevertheless, be binding and enforceable.


10.  Death or Permanent Disability.
     -----------------------------

     (a) In the event of Employee's death or permanent disability (as hereinafter defined) occurring during the term of this Employment Agreement, this Employment Agreement shall be deemed terminated and he or his estate, as the case may be, shall be entitled to no further compensation or other privileges or benefits hereunder, except (i) that portion of any unpaid salary or other benefits accrued and earned by Employee hereunder up to and including the day of death or disability, as the case may be; (ii) in the case of death, continuation of salary under
     Section 3(a) by
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Mr. William D. Feniger
July 31, 1997
Page 7


     payment to Employee's surviving spouse while she is living, otherwise to his estate, such payments to continue for three (3) years; (iii) in the case of permanent disability, continuation of salary payments for 12 months, less, however, any payments received by Employee (or his personal representative) directly from any insurer under any insurance policy of health or disability, the premiums for which have been paid by Employer; and (iv) in the event of permanent disability, the medical and life insurance benefits provided under paragraph 3(b) will continue to be provided during the period of disability until termination of employment as provided in this Agreement and the payments under any disability policy provided under Paragraph 3(b) will continue until exhausted under the terms of such policy.

     (b) Employer has obtained an insurance policy on the life of Employee, to-wit: Empire General Life Assurance Corporation, Policy No. 00041609 (the "Empire General" policy) in the face amount of $2,500,000.00. Employer agrees to maintain the Empire General policy, or a suitable replacement policy, during the term of employment hereunder. The proceeds of said insurance policy shall be segregated (assuming death of Employee during the term hereof) to the extent necessary to fund the salary continuation provided for hereinabove, and further to provide for the redemption of Employee's 1,334 shares of Series A Preferred Stock at face value ($100.00) and repayment of the Employer's Amended and Restated Non-negotiable Promissory Note dated July 28, 1989, with a present balance of $275,232.26. Provided further, such repayments shall be reduced by the amount of any loans or advances made by Employer to Employee still outstanding at the date of Employee's death unless the Estate of the Employee elects to satisfy such obligations to the Employer by the redemption by the Employer of Meridian National Corporation Common Stock, par value $.01, ("Common Stock"), owned by the Estate of the Employee, using the Market Price of such Common Stock in the determination of the number of common shares to be redeemed. The Market Price is deemed to be the Closing Price on the date preceding the Employee's date of death. The Closing Price will be the last sales price, regular way, as reported in a composite published report of transactions which includes transactions on the exchange or other principal markets in which the Common Stock is
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Mr. William D. Feniger
July 31, 1997
Page 8


     traded, or if there is no such composite report as to any day, the last reported sales price, regular way, (or if there is no such reported sale on such day, the average of the closing reported bid and asked prices) on the principal United States securities trading market in which the Common Stock is traded; provided, however, that if the Common Stock is not publicly traded or listed during the time of any computation, the Market Price for the purposes hereof will be the fair value as determined in good faith by the Board of Directors of Meridian National Corporation.

     (c) In the event of the termination of this Employment Agreement and the employment of Employee by Employer, Employee shall have the right to acquire the life insurance policy noted above, or substitutes therefor, at a price not less than the unearned premium as reflected on the books of Employer.

     (d) For purposes of this Employment Agreement, as amended, the phrase "Permanent Disability" shall be deemed to occur after 300 days in the aggregate during any consecutive 18 month period, or after ten (10) consecutive months, during which 300 days or ten (10) months, as the case may be, Employee, by reason of his physical or mental disability or illness, shall have been unable to discharge fully his duties under this Employment Agreement.


11.  Binding Agreement.
     -----------------

     The rights and obligations of Employer under this Employment Agreement shall inure to the benefit of, and shall be binding upon, Employer and its successors and assigns, and the rights and obligations of Employee under this Employment Agreement shall inure to the benefit of, and shall be binding upon, Employee and his heirs, personal representatives and estate.


12.  Arbitration.
     -----------

     Any controversy or claim arising out of or relating to this Employment Agreement, or the breath thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then pertaining in the City of Toledo, Ohio, and judgment upon the award rendered by the Arbitrator or
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Mr. William D. Feniger
July 31, 1997
Page 9


Arbitrators may be entered in any Court having jurisdiction thereof. The Arbitrator or Arbitrators shall be deemed to possess the power to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this paragraph 12 shall be construed so as to deny Employer the right and power to seek and obtain injunctive relief in a court of equity for an breach or threatened breach by Employee of any of his covenants contained in subparagraph (a) or (b) of paragraph 8 hereof.


13.  Notices.
     -------

     Any notice to be given under this Employment Agreement shall be personally delivered in writing or shall have been deemed duly given after it is posted in the United States Mails, postage prepaid, registered or certified, return receipt requested, and if mailed to Employer, shall be addressed to Employer at its principal place of business, attention: James L. Rosino, Vice-President, Finance, and if mailed to Employee, shall be addressed to him at his home address last shown on the records of Employer, or at such other address or addresses as either Employer or Employee may hereafter designate in writing to the other.


14.  Waiver.
     ------

     The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

15.  Miscellaneous.
     -------------

     This Employment Agreement supersedes all prior employment agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver of this Employment Agreement shall be valid unless in writing and signed by the party against who the same is sought to be enforced. This Employment Agreement shall be governed by and construed according to the laws of the State of Ohio.
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Mr. William D. Feniger
July 31, 1997
Page 10


     If the foregoing understanding respecting the Employment Agreement between you and the undersigned is acceptable to you, please indicate your approval thereof by signing a copy of this letter in the space provided below and return it to the undersigned. Thereupon, the Employment Agreement shall be in full force and effect in accordance with its terms above set forth.

                                      Sincerely,

                                      MERIDIAN NATIONAL CORPORATION


                                      By: /s/  James L. Rosino, Vice President
                                          ------------------------------------

     The terms and provisions of the Employment Agreement are hereby approved and accepted this 31st day of July, 1997.



                                      /s/  William D. Feniger
                                      ----------------------------------------
                                      William D. Feniger